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                                                                      EXHIBIT 15




INDEPENDENT ACCOUNTANTS' AWARENESS LETTER


Compuware Corporation
Farmington Hills, Michigan

We have made a review, in accordance with standards established by the American Institute of Certified Public Accountants, of the unaudited interim financial information of Compuware Corporation and subsidiaries for the periods ended September 30, 2000 and 1999, as indicated in our report dated October 19, 2000; because we did not perform an audit, we expressed no opinion on that information.

We are aware that our report referred to above, which is included in your Quarterly Report on Form 10-Q for the quarter ended September 30, 2000, is incorporated by reference in the following Registration Statements on Form S-8:
333-79821, 333-70549, 333-43971, 333-37873, 333-17263, 33-57364, 333-4522 and
33-70852.

We also are aware that the aforementioned report, pursuant to Rule 436(c) under the Securities Act of 1933, is not considered a part of the Registration Statement prepared or certified by an accountant or a report prepared or certified by an accountant within the meaning of Sections 7 and 11 of that Act.

DELOITTE & TOUCHE LLP

Detroit, Michigan
October 19, 2000